UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 15, 2014


                           EASY ORGANIC COOKERY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                       000-54552                  98-0671108
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

6365 NW 6th Way, Suite 160, Ft. Lauderdale, Florida                 33309
    (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code (800) 431-5654

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective July 15, 2014, Anthony Gallo resigned as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company. Mr. Gallo's resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Effective July 15, 2014, Daniel R. Patterson was appointed as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company.

DANIEL R. PATTERSON - PRESIDENT, CEO, CFO, TREASURER, SECRETARY AND DIRECTOR

Daniel (Dan) R. Patterson, age 69, has been involved in the restaurant and franchise business for over 20 years. He was the chief operating officer of Ultimate Franchise Systems, Inc., a franchise management and venture company that had investments in over 600 franchised locations. Mr. Patterson has run that company's bakery division as well as its store locations. He helps facilitate upgrades in information and operational systems at the franchise locations.

We appointed Dan Patterson as a member to our board of directors because of his experience in the restaurant and franchise industries, as we investigate new opportunities in those business sectors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASY ORGANIC COOKERY, INC.


/s/ Daniel R. Patterson
-----------------------------------
Daniel R. Patterson
President, Chief Executive Officer,
Chief Financial Officer, Treasurer,
Secretary and Director

Date: July 15, 2014

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